Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our report dated August 22, 2005 on the fiscal 2005 financial statements of the Frontegra Funds, Inc., comprised of  the Frontegra Total Return Bond Fund,  Frontegra Investment Grade Bond Fund, Frontegra IronBridge Small Cap Fund, Frontegra IronBridge SMID Fund, and Frontegra New Star International Equity Fund in the Registration Statement (Form N-1A) and its incorporation by reference in the related Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 333-7305) and in this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7685).

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Chicago, Illinois

October 27, 2005